    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998
                                                     Registration No. 333-50507

________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                               AMENDMENT NO. 1
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      -----------------------------------

                           VULCAN MATERIALS COMPANY
            (Exact name of registrant as specified in its charter)

         NEW JERSEY                                    63-0366371
  (State or other jurisdiction           (I.R.S. Employer Identification Number)
of incorporation or organization)

                              ONE METROPLEX DRIVE
                           BIRMINGHAM, ALABAMA 35209
                                (205) 877-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            MICHAEL R. MILLS, ESQ.
                           VULCAN MATERIALS COMPANY
                              ONE METROPLEX DRIVE
                           BIRMINGHAM, ALABAMA 35209
                                (205) 877-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                         ALEXANDER W. PATTERSON, ESQ.
                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                          1201 WEST PEACHTREE STREET
                         ATLANTA, GEORGIA  30309-3424
                                (404) 881-7000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] ___________

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] ___________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_] ___________


                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
   Title of Shares to be           Amount           Proposed Maximum        Proposed Maximum           Amount of
         Registered           to be Registered     Offering Price Per      Aggregate Offering         Registration
                                                        Share(1)                Price(1)                 Fee(1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00
par value per share             410,000 SHARES          $ 112.34              $ 46,059,400              $ 13,588
=========================================================================================================================

(1) PURSUANT TO RULE 457(c), THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE AND REGISTRATION FEE ARE BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE REGISTRANT'S COMMON STOCK ON APRIL 27, 1998 AS REPORTED ON THE NEW YORK STOCK EXCHANGE. A PORTION OF THE REGISTRATION FEE ($12,519) WAS PREVIOUSLY PAID ON APRIL 20, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

______________________________________________________________________________

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION - DATED MAY 1, 1998

                                 410,000 SHARES

                            Vulcan Materials Company

                                  Common Stock
                            _______________________

     This Prospectus relates to 410,000 shares (the "Shares") of Common Stock, $1.00 par value per share (the "Common Stock"), of Vulcan Materials Company, a New Jersey corporation (the "Company"). All of the Shares were acquired by certain shareholders (the "Selling Shareholders") from the Company in connection with the Company's acquisition of C.W. Matthews Quarries, Inc., a Georgia corporation ("C.W. Matthews"). See "Selling Shareholders" below.

     All or a portion of the Shares may be offered by the Selling Shareholders from time to time (i) in transactions (which may include block transactions) on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of the Company's Common Stock are then traded, (ii) in negotiated transactions, or (iii) by a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares directly to purchasers or through underwriters, agents or broker-dealers, and any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such underwriters, agents or broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular underwriter, agent or broker-dealer might be in excess of customary compensation). See "Selling Shareholders" and "Sale of Shares." The Company will bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Shareholders, except the expenses related to special audits incident to or required by this registration, discounts, concessions or commissions to underwriters, agents or broker-dealers and fees and expenses of counsel beyond one counsel for all Selling Shareholders not to exceed five thousand dollars and other advisors to the Selling Shareholders.

     The Common Stock is traded on the New York Stock Exchange under the symbol "VMC." On April 30, 1998, the last sales price for the Common Stock as reported on the New York Stock Exchange composite tape was $115.0625 per share.


                            _______________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            _______________________

                 The date of this Prospectus is May __, 1998.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents have been filed by the Company with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.
     2. The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12(b) of the Exchange Act.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Mr. William F. Denson, Vulcan Materials Company, One Metroplex Drive Creek, Birmingham, Alabama 35209, or by telephone at (205) 877-3000.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the Commission's Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as the Company that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. In addition, such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed a Registration Statement on Form S-3 (together with all amendments and exhibits filed or to be filed in connection therewith, the "Registration Statement") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus forms a part. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                                  THE COMPANY

     Vulcan Materials Company, a New Jersey corporation incorporated in 1956, and its subsidiaries (together called the "Company") are principally engaged in the production, distribution and sale of construction materials and industrial and specialty chemicals.

     The Company's principal executive offices are located at One Metroplex Drive, Birmingham, Alabama 35209, and its telephone number is (205) 877-3000.

                             SELLING SHAREHOLDERS

        The Company issued approximately 387,000 shares of Common Stock to the Selling Shareholders on May 1, 1998 (the "Shares"), pursuant to the terms of the Asset Purchase Agreement and Plan of Reorganization (the "Asset Purchase Agreement") dated September 29, 1997, by and among C.W. Matthews, the shareholders of C.W. Matthews and the Company, as amended by the First Amendment to the Asset Purchase Agreement dated December 19, 1997, the Second Amendment to the Asset Purchase Agreement dated January 15, 1998, and the Third Amendment to the Asset Purchase Agreement dated May 1, 1998 (collectively, the "C.W. Matthews Acquisition"), under which the Company acquired certain assets of C.W. Matthews, including the rights to the Bellwood and Rockmart Quarries (as therein defined) in consideration for the Shares. In connection with the C.W. Matthews Acquisition, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") dated May 1, 1998, with the Selling Shareholders pursuant to which the Company agreed to file a registration statement with the Commission to register the Shares for resale by the Selling Shareholders. The Registration Statement of which this Prospectus is a part was filed with the Commission pursuant to the Registration Rights Agreement. In connection with the C.W. Matthews Acquisition, the Company entered into an Escrow Agreement (the "Escrow Agreement") dated May 1, 1998, with C.W. Matthews and the Selling Shareholders pursuant to which 10,293 shares of Common Stock (the "Escrow Shares") will be held in escrow by Sun Trust Bank, Atlanta, the escrow agent, until either (a) the Company fails by October 30, 2004 to apply for, or obtains (i) a certificate of zoning compliance, (ii) a land disturbance permit or (iii) a building permit authorizing the construction of a plant on the Bellwood Quarry property, in which case the Escrow Shares will be disbursed to the Selling Shareholders, or (b) May 1, 2005, in which case the Escrow Shares will be disbursed to the Company.

        The following table sets forth (i) the name of each of the Selling Shareholders, and (ii) the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the offering.

                                                                    SHARES BENEFICIALLY OWNED
                                                                       Prior to Offering
                                                                     --------------------
                      SELLING SHAREHOLDER                           NUMBER (1)           PERCENT
----------------------------------------------------------------  ---------------  -------------------
Robert E. Matthews..............................................     279,402(2)             1%
James C. Scott, Jr..............................................      24,722(3)              *
Q. William Hammack, Jr..........................................      24,722(4)              *
Charles Matthews Subchapter S Trust
  U/A December 12, 1994.........................................      25,264(5)              *
Mary Matthews Burton Subchapter S
  Trust U/A December 12, 1994...................................      25,302(6)              *
Luke Doran Burton Subchapter S Trust
  U/A December 12, 1994.........................................       4,565(7)              *
Michael Scott Matthews Subchapter S
  Trust U/A May 22, 1995........................................       2,747(8)              *
Katherine Dawn Matthews Subchapter
  S Trust U/A February 14, 1997.................................       1,161(9)              *

___________________
     *Less than 1%
(1)  All share ownership information was provided to the Company by the Selling Shareholders.

(2)  Robert E. Matthews owned 1,000 shares of Common Stock prior to the closing of the C.W. Matthews acquisition.
     Of his 279,402 shares of Common Stock, 7,407 shares are held in escrow under the Escrow Agreement.
(3)  Of his 24,722 shares of Common Stock, 658 shares are held in escrow under the Escrow Agreement.
(4)  Of his 24,722 shares of Common Stock, 658 shares are held in escrow under the Escrow Agreement.
(5)  Of its 25,264 shares of Common Stock, 672 shares are held in escrow under the Escrow Agreement.
(6)  Of its 25,302 shares of Common Stock, 673 shares are held in escrow under the Escrow Agreement.
(7)  Of its 4,565 shares of Common Stock, 121 shares are held in escrow under the Escrow Agreement.
(8)  Of its 2,747 shares of Common Stock, 73 shares are held in escrow under the Escrow Agreement.
(9)  Of its 1,161 shares of Common Stock, 31 shares are held in escrow under the Escrow Agreement.


                                 SALE OF SHARES

     The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made from time to time (i) in transactions (which may include block sales) on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, (ii) in negotiated transactions, or (iii) through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Shares may be sold directly to purchasers or through underwriters, agents or broker-dealers by one or more of the following: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of the exchange or automated interdealer quotation system on which the Common Stock is then listed; and (e) through the writing of options on the Shares. Any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such underwriters, agents or broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to an underwriter, agent or particular broker-dealer will be negotiated prior to the sale and may be in excess of customary compensation). If required by applicable law at the time a particular offer of Shares is made, the terms and conditions of such transaction will be set forth in a Prospectus Supplement to this Prospectus. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Shareholders and any underwriters, agents or broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

     Under agreements that the Selling Shareholders and the Company may enter into, each underwriter and each person who controls any underwriter may be entitled to indemnification by the Selling Shareholders and the Company against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to the registration or qualification of the shares, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with the registration or qualification of the shares. The Selling Shareholders and the Company have agreed to indemnify each other against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to the registration or qualification of the shares, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with the registration or qualification of the shares. The Company will bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Shareholders, except the expenses related to special audits incident to or required by this registration, discounts, concessions or commissions to underwriters, agents or broker-dealers and fees and expenses of counsel beyond one counsel for all Selling Shareholders not to exceed five thousand dollars and other advisors to the Selling Shareholders.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Company by Alston & Bird LLP, Atlanta, Georgia.


                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

================================================================================
     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.





                               ______________






                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
DOCUMENTS INCORPORATED BY REFERENCE........................................  2
AVAILABLE INFORMATION......................................................  2
THE COMPANY................................................................  3
SELLING SHAREHOLDERS.......................................................  4
SALE OF SHARES.............................................................  5
LEGAL MATTERS..............................................................  6
EXPERTS....................................................................  6







                                410,000 SHARES





                               VULCAN MATERIALS
                                    COMPANY






                                 COMMON STOCK




                                 MAY __, 1998

================================================================================

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the distribution of the Common Stock are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated. The Company will bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Shareholders, except to the expenses related to special audits incident to or required by this registration, discounts, concessions or commissions to underwriters, agents or broker-dealers and fees and expenses of counsel beyond one counsel for all Selling Shareholders not to exceed five thousand dollars and other advisors to the Selling Shareholders.


Securities and Exchange Commission registration fee                        $13,588
Legal fees and expenses...................................................  25,000
Accountants' fees and expenses............................................   6,000
Miscellaneous.............................................................   5,412
   Total..................................................................  50,000

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14A:3-5 of the New Jersey Business Corporation Act empowers a New Jersey corporation to indemnify present and former directors, officers, employees or agents of the corporation and certain other specified persons.
Article IV of the By-Laws of the Registrant provides as follows:

               (a) Subject to the provisions of this Article IV, the corporation shall indemnify the following persons to the fullest extent permitted and in the manner provided by and the circumstances described in the laws of the State of New Jersey, including Section 14A:3-5 of the New Jersey Business Corporation Act and any amendments thereof or supplements thereto: (i) any person who is or was a director, officer, employee or agent of the corporation; (ii) any person who is or was a director, officer, employee or agent of any constituent corporation absorbed by the corporation in a consolidation or merger, but only to the extent that (a) the constituent corporation was obligated to indemnify such person at the effective date of the merger or consolidation or (b) the claim or potential claim of such person for indemnification was disclosed to the corporation and the operative merger or consolidation documents contain an express agreement by the corporation to pay the same; (iii) any person who is or was serving at the request of the corporation as a director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation, or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit; and
     (iv) the legal representative of any of the foregoing persons (collectively, a "Corporate Agent").

               (b) Anything herein to the contrary notwithstanding, the corporation shall not be obligated under this Article IV to provide indemnification (i) to any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (ii) to any other person who is not a director, officer or employee of the corporation, in respect of any service by such person or entity, whether at the request of the corporation or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan.

               (c) To the extent that any right of indemnification granted hereunder requires any determination that a Corporate Agent shall have been successful on the merits or otherwise in any Proceeding (as hereinafter defined) or in defense of any claim, issue or matter therein, the Corporate Agent shall be deemed to have been "successful" if, without any settlement having been made by the Corporate Agent, (i) such Proceeding shall have been dismissed or otherwise terminated or abandoned without any judgment or order having been entered against the Corporate Agent, (ii) such claim, issue or other matter therein shall have been dismissed or otherwise eliminated or abandoned as against the Corporate Agent, or (iii) with respect to any threatened Proceeding, the Proceeding shall have been abandoned or there shall have been a failure for any reason to institute the Proceeding within a reasonable time after the same shall have been threatened or after any inquiry or investigation that could have led to any such Proceeding shall have been commenced. The Board of Directors or any authorized committee thereof shall have the right to determine what constitutes a "reasonable time" or an "abandonment" for purposes of this paragraph (c), and any such determination shall be conclusive and final.

               (d) To the extent that any right of indemnification granted hereunder shall require any determination that the Corporate Agent has been involved in a Proceeding by reason of his or her being or having been a Corporate Agent, the Corporate Agent shall be deemed to have been so involved if the Proceeding involves action allegedly taken by the Corporate Agent for the benefit of the corporation or in the performance of his or her duties or the course of his or her employment for the corporation.

               (e) If a Corporate Agent shall be a party defendant in a Proceeding, other than a Proceeding by or in the right of the corporation, and the Board of Directors or a duly authorized committee of disinterested directors shall determine that it is in the best interests of the corporation for the corporation to assume the defense of any such Proceeding, the Board of Directors or such committee may authorize and direct that the corporation assume the defense of the Proceeding and pay all expenses in connection therewith without requiring such Corporate Agent to undertake to pay or repay any part thereof. Such assumption shall not affect the right of any such Corporate Agent to employ his or her own counsel or to recover indemnification under this By-law to the extent that he may be entitled thereto.

               (f) As used herein, the term "Proceeding" shall mean and include any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

               (g) The right to indemnification granted under this Article IV shall not be exclusive of any other rights to which any Corporate Agent seeking indemnification hereunder may be entitled.

     The Company maintains directors and officers liability insurance which insures against liabilities that directors and officers of the Company may incur in such capacities.

     Pursuant to a Registration Rights Agreement between the C.W. Matthews, the shareholders of C.W. Matthews and the Company, the Selling Shareholders have agreed to indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by this registration statement, each person who controls the Company or such underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in this registration statement, prospectus, offering circular or other document made by such Selling Shareholder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Selling Shareholder therein not misleading, and will reimburse the Company and such directors, officers, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in this registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder and stated to be specifically for use therein; provided, however, that the obligations of each of the Selling Shareholders hereunder is limited to an amount equal to the net proceeds to such Selling Shareholder of securities being sold.

ITEM 16.  EXHIBITS

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------

      2 Asset Purchase Agreement and Plan of Reorganization (the "Asset Purchase Agreement") dated September 29, 1997, by and among C.W. Matthew Quarries, Inc., the shareholders of C.W. Matthews Quarries, Inc. and the Company, as amended by the First Amendment to the Asset Purchase Agreement dated December 19, 1997, and the Second Amendment to the Asset Purchase Agreement dated January 15, 1998.**

      3 (i) Certificate of Incorporation (Restated 1988) of the Company filed as Exhibit 3 (a) to the Company's 1988 Form 10-K Annual Report (File No. 1-4033).*

      3 (ii) By-laws of the Company, as restated February 2, 1990, and as last amended February 14, 1997, filed as Exhibit 3(ii) to the Company's 1996 Form 10-K Annual Report (File No. 1-
                    4033).*

      5             Opinion of Alston & Bird LLP.**

      23.1          Consent of Deloitte & Touche LLP.

      23.2          Consent of Alston & Bird LLP (included in Exhibit 5).

      24            Powers of Attorney.**

      99.1          Form of Registration Rights Agreement by and between C.W.
                    Matthews, the shareholders of C.W. Matthews and the Company.**

      99.2 Form of Escrow Agreement between C.W. Matthews, the shareholders of C.W. Matthews, the Company and Sun Trust Bank, Atlanta.

* Incorporated by reference

**Previously filed

Item 17.  UNDERTAKINGS

          (a)  The Undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, the financial statements required pursuant to this paragraph (a)(4) and other information necessary to insure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this Chapter if such financial statements and information are contained in periodic reports filed with or furnished with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of April 29, 1998.

                              VULCAN MATERIALS COMPANY

                              By:          /s/ Donald M. James
                                 --------------------------------------------
                                               Donald M. James
                                      Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of April 29, 1998.

            Signatures                      Title                                 Date
            ----------                      -----                                 ----
        /S/ D. M. James           Chairman, Chief Executive Officer and        April 29, 1998
        ----------------------    and Director
        D. M. James               (Principal Executive Officer)


        /s/ P.J. Clemens, III     Executive Vice President - Finance and       April 29, 1998
        ----------------------    and Administration
        P.J. Clemens, III         (Principal Financial Officer)


        /s/ E.A. Khan             Controller                                   April 29, 1998
        ----------------------    (Principal Accounting Officer)
        E.A. Khan

The following directors:

        Marion H. Antonini                  Director

        Livio D. DeSimone                   Director

        John K. Greene                      Director

        Douglas J. McGregor                 Director

        Ann D. McLaughlin                   Director

        James V. Napier                     Director

        Donald B. Rice                      Director

        Herbert A. Sklenar                  Director

        Orin R. Smith                       Director

By:/s/ William F. Denson, III                                                  April 29, 1998
   -----------------------------
    William F. Denson, III
      Attorney-in-fact

                                 EXHIBIT INDEX



EXHIBIT NO.                                  DESCRIPTION
-----------                                  -----------


    23.1            Consent of Deloitte & Touche LLP.

    99.2 Form of Escrow Agreement between C.W. Matthews, the shareholders of C.W. Matthews, the Company and Sun Trust Bank, Atlanta.